Electronic Articles of Incorporation For

P14000019527
FILED
March 03, 2014
Sec. Of State
jbryan

ARAZU INCORPORATED

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ARAZU INCORPORATED

Article II

The principal place of business address:

THE OFFICE
23 BARTON ROAD
MARKET BOSWORTH, WM. UK CV13 0LQ

The mailing address of the corporation is:

THE OFFICE
23 BARTON ROAD
MARKET BOSWORTH, WM. UK CV13 0LQ

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

350,000,000

Article V

The name and Florida street address of the registered agent is:

INCORP SERVICES, INC.
17888 67TH COURT
NORTH LOXAHATCHEE, FL. 33470

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: CLAY PLOWMAN

P14000019527
FILED
March 03, 2014
Sec. Of State
jbryan

Article VI

The name and address of the incorporator is:

PAUL CLEWLOW
THE OFFICE, 23 BARTON ROAD,
MARKET BOSWORTH
WARWICKSHIRE, UK. CV13 0LQ

Electronic Signature of Incorporator: PAUL CLEWLOW

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P
PAUL CLEWLOW MR
THE OFFICE, 23 BARTON ROAD
WARWICKSHIRE, UK. CV13 0LQ UK

Article VIII

The effective date for this corporation shall be:

03/03/2014